    As filed with the Securities and Exchange Commission on November 22, 1999.

                                                            File No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           PEACHTREE FIBEROPTICS, INC.
               (Exact name of issuer as specified in its charter)

              Delaware                                          58-1974423
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                        Identification No.)

     3300 PGA Boulevard, Suite 810
      Palm Beach Gardens, Florida                                 33410
(Address of principal executive offices)                       (Zip Code)

                    CONSULTING AGREEMENT WITH STEPHEN KRAUSE
                                 AGREEMENT WITH
                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                       AND
                          AGREEMENT WITH SIDNEY LEVINE
                            (Full title of the plan)

                                 --------------

                               Leonard J. Sokolow
                          3300 PGA Boulevard, Suite 810
                        Palm Beach Gardens, Florida 33410
                          Telephone No.: (305) 374-0282
                     (Name and address of agent for service)

                                    COPY TO:

                            Charles B. Pearlman, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200


                                      CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                         Proposed              Proposed
                                                         maximum               maximum
                                                         offering              aggregate             Amount of
Title of securities            Amount to be              price per             offering              registration
to be registered               registered(1)             share(1)              price(1)              fee (1)
=================================================================================================================
Common Stock                   778,666
($.01 par value)               shares                    $4.00                 $3,114,664            $866
=================================================================================================================


(1) The amount of the registration fee is being calculated based on the average bid and asked price of Peachtree's common stock on the OTC Bulletin Board on November 9, 1999.

PROSPECTUS

                           PEACHTREE FIBEROPTICS, INC.

                         778,666 SHARES OF COMMON STOCK



         This Prospectus is part of a registration statement which registers a total of 778,666 shares of Common Stock of Peachtree FiberOptics, Inc. which are being issued to consultants to Peachtree under written consulting agreements and to a director of Peachtree as a result of a contract with the director.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

                               ------------------

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                The date of this Prospectus is November 22, 1999.

                              AVAILABLE INFORMATION

         Peachtree is subject to the informational requirements of the Securities Exchange Act of 1934, and files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Peachtree is an electronic filer and the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the web site is http://www.sec.gov.

         Peachtree has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, with respect to the resale of up to an aggregate of up to 778,666 shares of our Common Stock, issued to Steven Krause, James Schneider and Sidney Levine. This Prospectus, which is Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to Peachtree and the 778,666 shares of the Common Stock offered by this prospectus, please refer to the registration statement and the exhibits to the registration statement. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Peachtree with the Securities and Exchange Commission are incorporated by reference and made a part hereof:

                  1. Peachtree's Annual Report on Form 10-KSB for the year ended December 31, 1998.

                  2. Peachtree's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

                  3. Peachtree's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;

                  4. Peachtree's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999;

                  5. All reports and documents filed by Peachtree under Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained here in any other subsequently filed document, which also is or is considered to be incorporated by reference modifies or supersedes this statement. Any statement modified or superseded shall not be considered except as so modified or superseded, to be a part of this prospectus.

         Peachtree undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written or oral request of any person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Peachtree FiberOptics, Inc., 3300 PGA Boulevard, Suite 810, Palm Beach Gardens, Florida 33410.

         We were advised by Messrs. Levine, Schneider and Krause that they may sell all or a portion of their shares of common stock from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and we will not receive any proceeds from those sales.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, the information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares issuable under the terms of the consulting and other agreements shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

                                   THE COMPANY

         Peachtree is a development stage enterprise and was incorporated in the State of Delaware in February 1992, primarily to engage in the production and sale of plastic optical fiber. In connection with its formation, Peachtree acquired from Peachtree Technologies, Inc. the rights to certain technology for a new manufacturing process to produce plastic optical fiber. We also entered into an agreement with Fiberoptic Machinery Company, Inc. to sell under our name certain custom designed machinery produced by them to manufacture wire, cable and glass fiber. Fiberoptic was a small machinery company incorporated in the State of Georgia at the time Peachtree was incorporated. Fiberoptic acquired the remaining assets and debt of Peachtree and Fiberoptic's continued survival was solely dependent on the success of Peachtree's efforts to sell custom machinery.

         Our plastic optical fiber development efforts were primarily focused on meeting specifications set forth by Rutgers University FiberOptics Department for "Illumination Plastic Optical Fiber". In the second quarter of 1993, we believed our plastic optical fiber met these specifications and Peachtree's illumination plastic optical fiber was evaluated and accepted by a sign manufacturer. During the third quarter of 1993, the sign manufacturer informed us that the plastic optical fiber previously accepted no longer met required specifications. We then determined our plastic optical fiber was not comparable to plastic optical fiber produced by other manufacturers. At that time, we did no possess funding needed to enhance or modify our existing plastic optical fiber production system to met required specifications.

         Due to inadequate capital resources, the inability to raise additional capital, technical difficulties existing with our initial plastic optical fiber production system, certain lawsuits filed against us, and certain claims asserting that we were liable for the debts of FiberOptics, in October 1993, we granted any officer of J.W. Charles Securities, Inc. and Corporate Securities Group, Inc., our initial public offering managing underwriters, a limited power-of-attorney to negotiate and execute an agreement with Genesis Partners, Inc. to act as the exclusive manager of all of our business interests.

         On October 27, 1993, Peachtree ceased all operations and subsequently sold certain assets relating to our plastic optical fiber operations. On February 2, 1994, we entered into an asset acquisition agreement for the sale of our plastic optical fiber production system, certain equipment and inventory for $200,000. In connection with this sale, we licensed our proprietary technology.

         After several years of attempting to locate suitable merger or acquisition candidates, as of November 8, 1999 we entered into a share exchange agreement with VFinance Holdings, Inc., a Florida corporation, and Union Atlantic, L.C., a Florida limited liability company. We received all of the capital stock of VFinance and Union Atlantic in exchange for a total of 6,955,000 shares of common stock. VFinance through VFinance.com, is one of the Internet's significant business development vertical portals or "vortal" attracting approximately 1.6 million "hits" per month representing over 50,000 monthly visitors from at least 50 countries. VFinance.com is a "new-media" enterprise focused on providing business development tools, information, products and services to assist entrepreneurs and executive of small and medium sized enterprises to organize and grow their business. The site is typically listed by search engines in the top five for relevant content. The site has over 350 links to related sites such as Microsoft Network, Dow Jones, and SNAP to name a few. The combination of relevant content and ease of use has resulted in the site having over 135,000 user sessions each month growing on a monthly rate of over 10% with the average user session length in excess of seven minutes. With VFinance, Peachtree's goal is to build a leading "business development" vertical portal and be positioned as a "new-media" enterprise leveraging the "convergence" of digital information to execute its business strategy.

         Union Atlantic LC is a four-year old management consulting firm that is a pioneer in "strategic outsourcing". Strategic outsourcing is a methodology by which public and private small to medium sized enterprises can cost effectively access the same management and financial resources that large companies typically have in-house, for the purpose of expediting corporate development. The firm's focus is on technology.

         All three of these companies have in common certain members of management and certain common ownership of equity.

                               SERVICES AGREEMENTS

         As of August 27, 1999, Peachtree entered into a one (1) year consulting agreement with Stephen Krause in consideration of Krause's services to Peachtree since 1998 and based on Peachtree's desire to continue to use Krause's skills in connection with the pending acquisition of VFinance.com and Union Atlantic LC. Krause will continue to undertake marketing, administrative and other executive duties to advance the corporate goals and interest of the Company, VFinance and Union Atlantic. Krause will also continue to develop marketing programs for the provision of their services and financial products and formulate distribution programs for their services and products. Krause will also continue to assist in the development of their administrative infrastructure, recruitment of key personnel and the arrangement of professional consultants to Peachtree, VFinance and Union Atlantic. Krause has spent and it is anticipated that Krause will continue to spend at least 40 hours per month with respect to these activities. In recognition and consideration for these services provided to Peachtree prior to August 27, 1999, Peachtree has agreed to pay 345,000 unregistered shares of Peachtree's common stock to Krause. Furthermore in consideration for his services rendered after August 27, 1999, Krause agrees to accept the M&A Fees earned pursuant to the August 16, 1999 Consulting Agreement. Peachtree recognized $365,700 in compensation expense with respect to the payment of these shares to Mr. Krause.

         On July 16, 1999, Peachtree retained the services of James Schneider and his firm, Atlas, Pearlman, Trop & Borkson, P.A. to provide various corporate and commercial services relating to Peachtree. Under the terms of this engagement, Peachtree retained services of Mr. Schneider and his firm to provide various corporate, transactional, stockholder and regulatory compliance services relative to its operations. This included, and will include, among other matters, the drafting of commercial agreements, acquisition agreements, proxy materials and the preparation of necessary reporting forms filed with the Securities and Exchange Commission. In consideration of the services,

Mr. Schneider is to be issued 50,000 shares of Peachtree's common stock. The arrangement does not include services relevant to any financing to be undertaken by Peachtree, the filing of any required registration statements in order to complete a financing, or for services rendered after September 30, 1999, which will involve the payment of other consideration or compensation which is not included in the compensation covered by this prospectus.

         Sidney Levine has served as a director of Peachtree since October 1993, under an arrangement in which compensation would be determined based on his overall contributions to Peachtree. This agreement was to be in place until Peachtree completed an acquisition which would provide it with operational status. In connection with the acquisition of VFinance and Union Atlantic, Peachtree and Mr. Levine have agreed that fair compensation for him during the period of his directorship is 343,666 shares of common stock of Peachtree. In the event that Mr. Levine continues as a director of Peachtree, separate compensation arrangements will be made available to him as agreed to by the parties.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of any shares of common stock received must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of Peachtree, as well as certain other persons or parties who may be deemed to be "affiliates" of Peachtree under the federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or any otherthis offering. applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any common stock of Peachtree he would generally be required to pay to Peachtree any "profits" resulting from the sale of the stock.

                        SALES BY SELLING SECURITY HOLDERS

         The following table sets forth the amount of shares of our common stock held directly or indirectly by the selling security holders giving effect to the above transactions, the amount of our common stock to be owned by each following sale of such shares of common stock and the percentage of shares of common stock to be owned by each selling security holder following completion of this offering.

                                                                                              Percentage to
                                                                                              Shares to be
                                                                                              to be Owned
Name of Selling             Number of            Shares to              Owned After           After
Security Holder             Shares Owned         be Offered             Offering              Offering
---------------             ------------         ----------             --------              --------
Stephen Krause                385,000               345,000              40,000                 0.4%
James Schneider                50,000                50,000                 -0-                 -0-
Sidney Levine                 343,666               343,666                 -0-                 -0-

                            DESCRIPTION OF SECURITIES

         Peachtree is currently authorized to issue up to 20,000,000 shares of Common Stock, $.01 par value per share, of which 546,334 shares were outstanding as of October 31, 1999. On April 28, 1999, we implemented a 1:97.44092 reverse stock split of our outstanding common stock. Peachtree has issued 6,955,000 shares of common stock to the security holders of VFinance and Union Atlantic.

COMMON STOCK

         Subject to the dividend rights of the holders of our preferred stock, if any, holders of our shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds legally available. Upon liquidation, dissolution or winding up and after payment to creditors and holders of preferred stock that may be outstanding, our assets will be divided pro rata on a per share basis among the holders of the common stock.

         Each share of our common stock entitles the holders thereof to one vote. Holders of our common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect any directors. Our by-laws require that only a majority of the issued and outstanding shares of common stock need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable.

OVER-THE-COUNTER MARKET

         Peachtree's common stock is traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "VFIN."

TRANSFER AGENT

         The transfer agent for the shares of common stock is North American Transfer Co., 147 West Merrick Road, Freeport, New York 11520.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for Peachtree by Atlas, Pearlman, Trop & Borkson, P.A., Special Counsel for Peachtree, Fort Lauderdale, Florida. Mr. James Schneider of the firm of Atlas, Pearlman, Trop & Borkson, P.A. owns 50,000 Shares of common stock of Peachtree.

                                 INDEMNIFICATION

         Section 145 of the General Corporation Law of Delaware, under which jurisdiction Peachtree is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in the manner he or she reasonably believed to be in or non-opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Article XII of the Company's By-Laws provides as follows:

                                   ARTICLE XII

              Indemnification of Directors, Officers and Employees

         12.1 ACTION OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 12.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, and whether external or internal to the Corporation (other than a judicial action or suite brought by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director of officer of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suite or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suite or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, wit respect to any criminal action or proceeding, that he had reasonably cause to believe that his conduct was unlawful.

         12.2 ACTION BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section
12.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, expect that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suite was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Court of Chancery or other such court shall deem proper.

         12.3 DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Sections 12.1 or 12.2 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to such action, suite or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

         12.4 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article XII, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal or an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         12.5 ADVANCES OF EXPENSES. Except as limited by Section 12.6 hereof, expenses incurred in defending or investigating any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. However, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its stockholders.

         12.6 RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Sections 12.1, 12.2, and 12.4 hereof, or advance under Section 12.5 hereof, shall be made promptly and in any event within 45 days, upon the written request of the Agent, unless with respect to applications under Sections 12.2, 12.3, or 12.5 hereof, a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this
Article XII shall be enforceable by the Agent in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within 45 days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         12.7 OTHER RIGHTS AND REMEDIES. The indemnification provided by this
Article XII shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, court order or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of Agents shall be made to the fullest extent permitted by law. All rights to indemnification under this Article XII shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these By-Laws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         12.8 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XII.

         12.9 INDEMNITY FUND. Upon resolution adopted by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article XII and/or agreements which may be entered into between the Corporation and its officers and directors from time to time.

         12.10 INDEMNIFICATION OF OTHER PERSONS. The provisions of this Article XII shall not be deemed to preclude the indemnification of any person who is not an Agent but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The Corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The Corporation shall indemnify an employee, trustee or other agent where required by law.

         12.11 SURVIVAL OF INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such Agent.

         12.12 SAVINGS CLAUSE. If this Article XII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated, or by any other applicable law.

         12.13 CERTAIN DEFINITIONS. For purposes of this Article XII, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XII with respect to such constituent corporation if its separate existence had continued; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation or officer with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as refereed to in this Article XII.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (e) below are incorporated by reference in the registration statement. All documents subsequently filed by Peachtree pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be considered to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

         (a) Peachtree's Annual Report on Form 10-KSB for the year ended December 31, 1998.

         (b) Peachtree's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

         (c) Peachtree's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999.

         (d) Peachtree's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

         (e) All reports and documents filed by Peachtree under Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be considered to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is considered to be incorporated by reference, modifies or supersedes the statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of Peachtree's securities is set forth in the prospectus incorporated as a part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of Delaware, under which jurisdiction Peachtree is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in the manner he or she reasonably believed to be in or non-opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Article XII of the Company's By-Laws provides as follows:

                                   ARTICLE XII
              Indemnification of Directors, Officers and Employees

         12.1 ACTION OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 12.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, and whether external or internal to the Corporation (other than a judicial action or suite brought by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director of officer of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suite or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suite or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, wit respect to any criminal action or proceeding, that he had reasonably cause to believe that his conduct was unlawful.

         12.2 ACTION BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section
12.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, expect that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suite was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Court of Chancery or other such court shall deem proper.

         12.3 DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Sections 12.1 or 12.2 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to such action, suite or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

         12.4 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article XII, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal or an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         12.5 ADVANCES OF EXPENSES. Except as limited by Section 12.6 hereof, expenses incurred in defending or investigating any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. However, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its stockholders.

         12.6 RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Sections 12.1, 12.2, and 12.4 hereof, or advance under Section 12.5 hereof, shall be made promptly and in any event within 45 days, upon the written request of the Agent, unless with respect to applications under Sections 12.2, 12.3, or 12.5 hereof, a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this
Article XII shall be enforceable by the Agent in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within 45 days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         12.7 OTHER RIGHTS AND REMEDIES. The indemnification provided by this
Article XII shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, court order or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of Agents shall be made to the fullest extent permitted by law. All rights to indemnification under this Article XII shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these By-Laws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         12.8 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XII.

         12.9 INDEMNITY FUND. Upon resolution adopted by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article XII and/or agreements which may be entered into between the Corporation and its officers and directors from time to time.

         12.10 INDEMNIFICATION OF OTHER PERSONS. The provisions of this Article XII shall not be deemed to preclude the indemnification of any person who is not an Agent but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The Corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The Corporation shall indemnify an employee, trustee or other agent where required by law.

         12.11 SURVIVAL OF INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such Agent.

         12.12 SAVINGS CLAUSE. If this Article XII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated, or by any other applicable law.

         12.13 CERTAIN DEFINITIONS. For purposes of this Article XII, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XII with respect to such constituent corporation if its separate existence had continued; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation or officer with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as refereed to in this Article XII.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inasmuch as the consultants and director who received the 778,666 shares of Peachtree were knowledgeable, sophisticated and had access to comprehensive information relevant to Peachtree, these transactions were undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to the grants, each of the consultants and director was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from Peachtree except upon sale of the shares of common stock under to a registration statement.

ITEM 8.  EXHIBITS

Exhibit           Description
-------           -----------
(4)(a)            Consulting Agreement with Stephen Krause

(4)(b)            Consulting Agreement with Atlas, Pearlman, Trop &
                  Borkson, P.A.

(4)(c)            Agreement with Sidney Levine

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of pursuant to the above consulting agreements

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)            Consent of Ernst & Young LLP

ITEM 9.  UNDERTAKINGS

         (1)      Peachtree hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned hereby undertakes that, for purposes of determining any liability under the Act, each filing of Peachtree's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of Peachtree pursuant to the foregoing provisions, or otherwise, Peachtree has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Peachtree of expenses incurred or paid by a director, officer or controlling person of Peachtree in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Peachtree will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Peachtree certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Miami and the State of Florida, on the 22nd of November, 1999.

                                         PEACHTREE FIBEROPTICS, INC.


                                         By: /s/ Leonard J. Sokolow
                                             ----------------------------------
                                             Leonard J. Sokolow, President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                     Title                                Date
         ---------                                     -----                                ----
/s/ Leonard J. Sokolow                         President and
-------------------------------------          Principal Executive Officer               November 22, 1999
Leonard J. Sokolow                             Financial Officer and
                                               Accounting Officer



/s/ Sidney Levine                              Director                                  November 22, 1999
-------------------------------------
Sidney Levine
